Exhibit 10.2

SEATTLE GENETICS, INC.

2002 COMMON STOCK

PURCHASE AGREEMENT

Dated as of April 19, 2002

SEATTLE GENETICS, INC.

2002 COMMON STOCK PURCHASE AGREEMENT

This 2002 Common Stock Purchase Agreement (this “Agreement”) is made as of April 19, 2002 between Seattle Genetics, Inc., a Delaware corporation with an office at 21823 30th Drive S.E., Bothell, WA 98021(the “Company”), and Genentech, Inc., a Delaware corporation with an office at 1 DNA Way, South San Francisco, CA 94080 (the “Purchaser”).

RECITALS

WHEREAS, it is a condition of the Collaboration Agreement of even date herewith (the “Collaboration Agreement”) by and between the Company and Purchaser that the Purchaser purchase from the Company shares of Common Stock, $0.001 par value per share (“Common Stock”), of the Company in a private placement; and

WHEREAS, the Company and the Purchaser wish to set forth the terms and conditions upon which the Company will issue and sell such shares to the Purchaser;

NOW, THEREFORE, in consideration of the premises and mutual covenants and conditions contained herein, the Company and the Purchaser hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF SHARES

1.01         Purchase Price and Closings.

(a)           First Closing.  The Company will issue and sell to the Purchaser and, subject to the terms and conditions of this Agreement, the Purchaser will purchase from the Company that number of unregistered shares of the Company’s Common Stock (the “Shares”) equal to two percent (2%) of the capital stock of the Company (on a fully diluted basis including all shares of Common Stock reserved for issuance pursuant to the Company’s stock option and employee stock purchase plans), up to a maximum dollar amount of $3,500,000.00 at a closing to be held on the date, at the location and at the time of execution of this Agreement by both the Company and Purchaser (the “First Closing”).  The purchase price per share for the Shares to be issued and sold at the First Closing shall be the average closing price (based on a trading day from 9:30 a.m. to 4:00 p.m. (New York time)) of the Company’s Common Stock as reported on the Nasdaq National Market for the thirty (30) trading days ending one (1) day prior to the First Closing.

(b)           Second Closing.  Beginning upon the date that [***] (the “[***]”) and for a period of [***] thereafter, the Company shall have the right to sell to the Purchaser, at the Company’s option, Shares equal to [***], at a closing to be held on a date [***] of the [***] and at the time and location designated by the Company (the “Second Closing”).  The purchase price per share for the Shares to be issued and sold at the Second Closing shall be the average closing price (based on a trading day from 9:30 a.m. to 4:00 p.m. (New York time)) of the Company’s Common Stock as reported on the Nasdaq National Market for the [***] ending on the later to occur of: (a) the [***]; or (b) the date that is [***] after the [***].

(c)           General.  Both the First Closing and the Second Closing (each referred to herein as a “Closing”) shall be subject to the satisfaction of all of the conditions to Closing specified in Article II herein.  At each Closing, the Company will issue and deliver a certificate evidencing the Shares sold to the Purchaser against payment of the full purchase price therefor by wire transfer of immediately available funds to an account designated by the Company.

1.02         Representations and Warranties by the Purchaser.  The Purchaser represents and warrants to the Company that: (a) it is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”); (b) it will acquire the Shares for its own account, for the purpose of investment and not with a view to distribution or resale thereof; (c) the execution of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Purchaser, and this Agreement has been duly executed and delivered, and constitutes a valid, legal, binding and enforceable agreement of the Purchaser, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; (d) it has taken no action which would give rise to any claim by any other person for any brokerage commissions, finders’ fees or the like relating to this Agreement or the transactions contemplated hereby; (e) it has had the opportunity to ask questions of and receive answers from representatives of the Company concerning the terms of the offering of the Shares and to obtain additional information concerning the Company and its business, and has all of the information necessary for it to evaluate the merits and risks of an investment in the Shares and can bear the economic risks of such investment.  The acquisition by the Purchaser of the Shares shall constitute a confirmation of these representations and warranties made by the Purchaser as of the date of such acquisition.  The Purchaser further represents that it understands and agrees that, until registered under the Securities Act or transferred pursuant to the provisions of Rule 144 as promulgated by the Securities and Exchange Commission, all certificates evidencing any of the Shares, whether upon initial issuance or upon any transfer thereof, shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THESE SECURITIES MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.”

ARTICLE II

CONDITIONS TO CLOSING

2.01         Conditions of the Purchaser’s Obligation.  The obligation of the Purchaser to purchase and pay for the Shares at each Closing is subject to the satisfaction of the following conditions, any one or more of which may be waived by the Purchaser:

(a)           Documentation at Closing.  The Purchaser shall have received prior to or at each Closing all of the following documents or instruments, or evidence of completion thereof, each in form and substance satisfactory to the Purchaser:

(i)            A copy of the Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware, a copy of the resolutions of the Board of Directors of the Company evidencing the approval of this Agreement, the issuance of the Shares and the other matters contemplated hereby, and a copy of the Bylaws of the Company, all of which shall have been certified by the Secretary of the Company to be true, complete and correct in every particular, and certified copies of all documents evidencing other necessary corporate or other action and governmental approvals, if any, with respect to this Agreement and the Shares.

(ii)           A certificate of the Secretary of the Company which shall certify the names of the officers of the Company authorized to sign this Agreement, the certificate for the Shares and the other documents, instruments or certificates to be delivered pursuant to this Agreement by the Company or any of its officers, together with the true signatures of such officers.  The Purchaser may conclusively rely on such certificate until it shall receive a further certificate of the Secretary or an Assistant Secretary of the Company canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

(iii)          A certificate of the President or Chief Executive Officer of the Company stating that all covenants and conditions required to be performed prior to or at the Closing have been performed as of the Closing and that all the representations and warranties contained in Section 3 herein are true and correct as of the Closing.

(iv)          Certificates of Good Standing and Valid Existence for the Company from the Secretaries of State of the States of Delaware and Washington, as the case may be.

(b)           Performance.  The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

(c)           Consents, Waivers, Etc.  The Company shall have obtained all consents or waivers, if any, necessary to execute and deliver this Agreement, issue the Shares and to carry out the transactions contemplated hereby and thereby.  All corporate and other action and governmental filings necessary to effectuate the terms of this Agreement, the Shares and other agreements and instruments executed and delivered by the Company in connection herewith shall have been made or taken, except for any post-sale filing that may be required under federal or state securities laws.  In addition to the documents set forth above, the Company shall have provided to the Purchaser any other information or copies of documents that it may reasonably request.

(d)           Collaboration Agreement.  The Purchaser and the Company shall have entered into the Collaboration Agreement.

(e)           Amendment of Investors’ Rights Agreement.  The Company’s Amended and Restated Investors’ Rights Agreement dated as of December 22, 1999, as amended (the “Rights Agreement”), shall have been amended to include the Purchaser as a party such that the Purchaser is entitled to registration with respect to the Shares as though the Purchaser were a “Holder” (as defined in the Rights Agreement) and the Shares were “Registrable Securities” (as defined in the Rights Agreement) for the purposes of registration pursuant to the Rights Agreement.

2.02         Conditions of the Company’s Obligation.  The obligation of the Company to sell the Shares at each Closing is subject to the satisfaction of the following conditions:

(a)           Consents, Waivers, Etc.  The Company shall have obtained all consents or waivers, if any, necessary to execute and deliver this Agreement, issue the Shares and to carry out the transactions contemplated hereby and thereby.  All corporate and other action and governmental filings necessary to effectuate the terms of this Agreement, the Shares and other agreements and instruments executed and delivered by the Company in connection herewith shall have been made or taken, except for any post-sale filing that may be required under federal or state securities laws.

(b)           Collaboration Agreement.  The Purchaser and the Company shall have entered into the Collaboration Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Purchaser as follows:

3.01         Corporate Action.  The Company has all necessary corporate power and has taken all corporate action required to enter into and perform this Agreement.  This Agreement is a valid and legally binding obligations of the Company, enforceable in accordance with its terms.  The issuance, sale and delivery of the Shares in accordance with this Agreement, have been duly authorized by all necessary corporate action on the part of the Company.  The issuance of the Shares is not subject to preemptive rights or other preferential rights in any present stockholders of the Company that have not been waived and will not conflict with any provision of any agreement or instrument to which the Company is a party or by which it or its property is bound and to which the Company has not obtained appropriate waivers.

3.02         No Conflict.  The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any material violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation under (i) any provision of the Certificate of Incorporation of the Company or Bylaws of the Company, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession or license to which the Company or any of its properties or assets is subject or (iii) any judgment, order, decree, applicable to the Company or its properties or assets.

3.03         Status of Shares.  Subject to the accuracy of the Purchaser’s representations and warranties in this Agreement, the offer, sale and issuance of the Shares in conformity with the terms of this Agreement constitute transactions exempt from the registration or qualification requirements of the laws of any applicable state or U.S. jurisdiction.  The Shares have been duly authorized for issuance to the Purchaser and, when issued and delivered in accordance with the terms hereof and after payment of the purchase price therefor, will be duly authorized, validly issued, fully-paid and non-assessable, issued in compliance with applicable state and federal securities laws and free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws.  The issuance of the Shares is not subject to preemptive or other similar rights.  No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares.

3.04         Organization, Good Standing and Qualification.  The Company is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on the general affairs, business, prospects, management, financial position, stockholders’ equity or results of operations of the Company (a “Material Adverse Effect”).

3.05         Capitalization.  The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock.  As of March 15, 2002, the issued and outstanding capital stock of the Company consisted of 29,917,812 shares of Common Stock and no shares of Preferred Stock.  The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and have not been issued in violation of or are not otherwise subject to any preemptive or other similar rights.  The Company has reserved a total of 5,972,910 shares of Common Stock for issuance upon the exercise of stock options granted or available for future grant under the Company’s 1998 Stock Option Plan and 2000 Directors’ Stock Option Plan, and has reserved 593,227 shares of Common Stock for issuance under the Company’s 2000 Employee Stock Purchase Plan.

3.06         SEC Documents.

(a)           The Company has timely filed all reports, schedules, registration statements and other documents required to be filed by the Company with the Securities and Exchange Commission on or after the date of filing with the Securities and Exchange Commission of the Company’s Final Prospectus for its initial public offering on March 7, 2001 through the date hereof (such documents as supplemented and amended from time to time, collectively, the “Company SEC Documents”).  As of their respective filing dates, or in the case of registration statements, their respective effective dates, none of the Company SEC Documents (including all exhibits and schedules thereto and documents incorporated by reference therein) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company SEC Documents complied when filed, or in the case of registration statements, as of their respective effective dates, in all material respects with the then applicable requirements of the Securities Act or the Securities Exchange Act of 1934, as the case may be, and the rules and regulations promulgated by the Securities and Exchange Commission thereunder.

(b)           The financial statements (including the notes thereto) of the Company included in the Form 10-K for the year ended December 31, 2001, complied in all material respects with the then applicable accounting requirements and the published rules and regulations of the Securities and Exchange Commission with respect thereto, were prepared in accordance with generally accepted accounting principles during the periods involved (except as may have been indicated in the notes thereto) and accurately and fairly present the financial condition of the Company as at the dates thereof and the results of their operations, stockholders’ equity and cash flows for periods then ended.

3.07         Governmental Permits.  Except as described in the Company SEC Documents, the Company owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, except where the failure to own, possess, obtain or make would not, individually or in the aggregate, have a Material Adverse Effect, and the Company has not received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except as described in the Company SEC Documents.  To the best of its knowledge, the

Company is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date hereof, and all of the descriptions in the Company SEC Documents of the legal and governmental procedures and requirements of the United States Food and Drug Administration or any foreign, state or local governmental body exercising comparable authority are accurate in all material respects.

3.08         Prior Offerings.  All offers of capital stock of the Company before the date of this Agreement were at all relevant times duly registered or exempt from the registration requirements of the Securities Act and were duly registered or subject to an available exemption from the registration requirements of the applicable state securities laws.

3.09         No Defaults; No Litigation.  The Company is not in violation of its Certificate of Incorporation, or Bylaws or in material default in the performance of observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, deed, trust, note, lease, sublease, voting agreement, voting trust, or other instrument or material agreement to which the Company is a party which, singly or in the aggregate, could reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the business affairs or business prospects of the Company.  There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Company which, singly or in the aggregate, could reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the business affairs or business prospects of the Company.

3.10         Taxes.  The Company has filed all material tax returns required to be filed, which returns are true and correct in all material respects, and the Company is not in default in the payment of any taxes, including penalties and interest, assessments, fees and other charges shown thereon due or otherwise assessed other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without which were payable pursuant to said returns or any assessments with respect thereto.

3.11         Insurance.  The Company maintains insurance of the type and in the amount that the Company reasonably believes is adequate for the business, including, but not limited to, liability insurance for clinical testing and insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

3.12         Intellectual Property.  The Company, to the best of its knowledge in the course of diligent inquiry, owns or is licensed to use all patents, patent applications, inventions, trademarks, trade names, applications for registration of trademarks, service marks, service mark applications, copyrights, know-how, manufacturing processes, formulae, trade secrets, licenses and rights in any thereof and any other intangible property and assets that are material to the business of the Company as now conducted and as proposed to be conducted (in this Agreement called the “Proprietary Rights”), or is seeking, or will seek, to obtain rights to use such Proprietary Rights that are material to the business of the Company as proposed to be conducted.  The Company does not have any knowledge of, and the Company has not given or received any notice of, any pending conflicts with or infringement of the rights of others with respect to any Proprietary Rights or with respect to any license of Proprietary Rights that are material to the business of the Company.  No action, suit, arbitration, or legal, administrative or other proceeding, or investigation is pending, or, to the best of the Company’s knowledge, threatened, which involves any Proprietary Rights, nor, to the best of the Company’s knowledge, is there any reasonable basis therefor.

3.13         No Integrated Offerings.  Neither the Company, nor any person acting on its behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Shares to the Purchaser.  The issuance of the Shares to the Purchaser will not be integrated with any other issuance of the Company’s securities (past, current or future) for purposes of the Securities Act or any applicable rules of Nasdaq (or of any national securities exchange on which the Company’s Common Stock is then traded).  The Company will not make any offers or sales of any security (other than the Shares) that would cause the offering of the Shares to be integrated with any other offering of securities by the Company for purposes of any registration requirement under the Securities Act or any applicable rules of Nasdaq (or of any national securities exchange on which the Company’s Common Stock is then traded).

3.14         Environmental Laws.  To the best of its knowledge, the Company (a) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (b) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its businesses and (c) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.15         Property. The Company has good and marketable title in fee simple to all items of real property and good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described or referred to in the Company SEC Documents or such as do not materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company are held under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company.

3.16         Registration Rights.  Except as provided in that certain Investor Rights Agreement dated as of December 22, 1999, as amended, the Company is presently not under any obligation, and has not granted any rights, to register under the Securities Act any of its presently outstanding securities or any of its securities that may be subsequently issued.

3.17         Disclosure.  The Company has provided to Purchaser all of the information reasonably available to it that Purchaser has requested for deciding whether to purchase the Common Stock.  To the best of the Company’s knowledge, neither this Agreement nor any certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

ARTICLE IV

OTHER AGREEMENTS

4.01         Publicity and Nondisclosure.  Any proposed announcement, press release or other public disclosure concerning this Agreement and/or any of the transactions or relationships contemplated hereby shall be subject to the terms of Section 9 of the Collaboration Agreement .

4.02         Rule 144 Information.  Until the earlier of (i) the date on which the Shares may be resold by the Purchaser without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the Shares have been sold, the Company shall file all reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended, and shall take such further action to the extent reasonably required to enable the Purchaser to sell the Shares pursuant to Rule 144 under the Securities Act (as such rule may be amended from time to time).

4.03         Listing of Shares.  If required by the rules and regulations of any national securities exchange or automated quotation system, the Company agrees to promptly secure the listing of the shares upon each national securities exchange or automated quotation system upon which shares of its Common Stock are listed and, so long as Purchaser owns any of the shares, shall maintain such listing of all shares.

ARTICLE V

MISCELLANEOUS

5.01         Survival.  Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchaser in this Agreement and in the certificates for the Shares delivered pursuant to this Agreement shall survive for a period of one (1) year after the execution of this Agreement.

5.02         No Waiver.  No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.

5.03         Amendments, Waivers and Consents.  Any provision in this Agreement to the contrary notwithstanding, and except as hereinafter provided, changes in or additions to this Agreement may be made, and compliance with any covenant or provision set forth herein may be omitted or waived, if the party requesting such change, addition, omission or waiver shall obtain consent thereto in writing from the other party.  Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

5.04         Addresses for Notices.  All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed or delivered to each applicable party at the address set forth below or at such other address as to which such party may inform the other parties in writing in compliance with the terms of this Section.

If to the Purchaser:  Genentech, Inc., 1 DNA Way, South San Francisco, CA 94080-4990; Attention: Treasurer, with a copy to: Corporate Secretary; or at such other address as shall be designated by the Purchaser in a written notice to the Company complying as to delivery with the terms hereof.

If to the Company:  Seattle Genetics, Inc, 21823 30th Drive S.E., Bothell, WA 98021, Attention:  Chief Financial Officer, with a copy to:  Venture Law Group, 4750 Carillon Point, Kirkland, WA 98033, Attention:  Sonya F. Erickson; or at such other address as shall be designated by the Company in a written notice to the Purchaser complying as to delivery with the terms hereof.

All such notices, requests, demands and other communications shall, when mailed (which mailing must be accomplished by certified mail, postage prepaid; express overnight courier service; or registered mail, return receipt requested) be effective upon receipt.

5.05         Binding Effect; Assignment.  This Agreement shall be binding upon and inure to the benefit of the Company and the Purchaser and their respective heirs, successors and assigns, except that neither party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the other party.

5.06         Entire Agreement.  This Agreement and the documents referred to herein constitute the entire agreement between the parties and supersedes any prior understandings or agreements concerning the subject matter hereof.

5.07         Severability.  The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement.

5.08         Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Washington without regard to its conflicts of laws principles to the contrary.

5.09         Headings.  Article, Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

5.10         Counterparts.  This Agreement may be executed in counterparts, each of which shall be enforceable against the party actually executing the counterpart, and all of which together shall constitute one instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

SEATTLE GENETICS, INC.

By:	/s/ Clay B. Siegall
Name: Clay B. Siegall
Title: President and CSO

GENENTECH, INC.

By:	/s/ Thomas T. Thomas
Name: Thomas T. Thomas
Title: Treasurer

By:	/s/ Joseph S. McCracken
Name: Joe McCracken
Title: Vice President, Business Development